Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Jerome Durso, President and Chief Executive Officer of Intercept Pharmaceuticals, Inc. (the “Company”), and Andrew Saik, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

(1) The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2023, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

(2) The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

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Date: April 27, 2023	By:	/s/ Jerome Durso
Jerome Durso
President and Chief Executive Officer
(Principal Executive Officer)

Date: April 27, 2023	By:	/s/ Andrew Saik
Andrew Saik
Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Rule 13a-14(b) of the Exchange Act and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350) has been provided to Intercept Pharmaceuticals, Inc. and will be retained by Intercept Pharmaceuticals, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Quarterly Report on Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Intercept Pharmaceuticals, Inc. under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Quarterly Report on Form 10-Q), irrespective of any general incorporation language contained in such filing.